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                                                                    EXHIBIT 11.2

                        CONSENT OF INDEPENDENT AUDITORS

The Board of Trustees
Colorado BondShares A Tax-Exempt Fund:


We consent to the use of our report dated October 24, 1997 included in this Registration Statement and to the references to our firm under the headings "Financial Highlights" in the Prospectus and "Custodian and Auditors" in the Statement of Additional Information.


                                           /s/ KPMG Peat Marwick LLP
                                           KPMG Peat Marwick LLP

Denver, Colorado

January 28, 1998